EXHIBIT 5

                          Pitney, Hardin, Kipp & Szuch
                                200 Campus Drive
                         Florham Park, New Jersey 07932

                                                                 March 23, 1999

HUBCO, Inc.
1000 MacArthur Boulevard
Mahwah, New Jersey  07430

         Re:      Merger of HUBCO, Inc. and Little Falls Bancorp


         We have acted as counsel to HUBCO, Inc. ("HUBCO") in connection with its proposed issuance of its no par value common stock (the "Common Stock"), pursuant to the Agreement and Plan of Merger among HUBCO, Hudson United Bank, Little Falls Bancorp and Little Falls Bank dated as of January 26, 1999. The Common Stock is being registered pursuant to a Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission on the date hereof.

         We have examined originals, or copies certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-laws of HUBCO currently in effect, relevant resolutions of the Board of Directors of HUBCO, and such other documents as we deemed necessary in order to express the opinion hereinafter set forth.

         Based on the foregoing and assuming that the Registration Statement has been declared effective under the Securities Act of 1933, as amended, we are of the opinion that when issued as described in the Registration Statement, including the Prospectus relating to the Common Stock (the "Prospectus"), the Common Stock will be legally issued, fully paid and non-assessable.

         We consent to use of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules of the SEC thereunder.



                                                Very truly yours,




                                                PITNEY, HARDIN, KIPP & SZUCH